9

Exhibit 99.5

KELLY SERVICES, INC. AND SUBSIDIARIES

2002-2007 RESULTS OF OPERATIONS

(In thousands of dollars except per share data)

	2002	2003	2004	2005	2006	2007
Revenue from services	$3,913,070	$4,199,173	$4,863,410	$5,186,358	$5,546,778	$5,667,589
Cost of services	3,252,403	3,534,361	4,093,092	4,356,349	4,640,052	4,678,500

Gross profit	660,667	664,812	770,318	830,009	906,726	989,089
Selling, general and administrative expenses	632,966	659,654	735,117	776,256	828,685	909,009

Earnings from operations	27,701	5,158	35,201	53,753	78,041	80,080
Other income (expense), net	362	(77)	(861)	(187)	1,471	3,211

Earnings from continuing operations before taxes	28,063	5,081	34,340	53,566	79,512	83,291
Income taxes	11,022	2,218	12,133	15,867	22,727	29,567

Earnings from continuing operations	17,041	2,863	22,207	37,699	56,785	53,724
Earnings (loss) from discontinued operations, net of tax	1,437	2,041	(996)	1,564	6,706	7,292

Net earnings	$18,478	$4,904	$21,211	$39,263	$63,491	$61,016

Basic earnings per share
Earnings from continuing operations	$0.48	$0.08	$0.63	$1.06	$1.58	$1.48
Earnings from discontinued operations	0.04	0.06	(0.03)	0.04	0.19	0.20

Net earnings	$0.52	$0.14	$0.60	$1.10	$1.76	$1.68

Diluted earnings per share
Earnings from continuing operations	$0.47	$0.08	$0.63	$1.05	$1.56	$1.47
Earnings from discontinued operations	0.04	0.06	(0.03)	0.04	0.18	0.20

Net earnings	$0.51	$0.14	$0.60	$1.09	$1.75	$1.67